EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


Parent

TF Financial Corporation


                                           Percentage             State of
Subsidiaries                                 Owned              Incorporation
-------------                              ----------           -------------

Third Federal Savings Bank (a)                100%              United States

TF Investments Corporation (a)                100%              Delaware

Penns Trail Development Corporation (a)       100%              Delaware


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 (a) The  operations  of  this  subsidiary  are  included  in  the  consolidated financial statements contained in the 1996 Annual Report to Stockholders incorporated herein by reference.